EXHIBIT 23.1 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report, dated February 16, 2017, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K, in (i) the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of Hubbell Incorporated, filed on December 24, 2015 (File No. 333-206898), and (ii) the Registration Statement on Form S-3 of Hubbell Incorporated, filed on February 16, 2016 (No. 333-209532).

PricewaterhouseCoopers LLP
Hartford, CT
February 16, 2017